EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 19, 2010

March 19, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.9%	1.8%	-5.7%
Class B Units	0.9%	1.8%	-5.8%
Legacy 1 Class Units	0.9%	1.8%	-5.3%
Legacy 2 Class Units	0.9%	1.8%	-5.3%
GAM 1 Class Units	0.8%	1.6%	-5.7%
GAM 2 Class Units	0.8%	1.6%	-5.7%
GAM 3 Class Units	0.8%	1.5%	-6.1%

S&P 500 Total Return Index2	0.9%	5.1%	4.5%
Barclays Capital U.S. Long Government Index2	0.7%	-0.3%	2.5%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Increase	Concern that upcoming cold and wet weather will delay plantings
Sugar	Decrease	Liquidations from large commodity funds
Live Cattle	Increase	Forecasts of declining cattle inventories

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. Dollar	Increase	Increased demand for safe-haven currencies due to the ongoing sovereign-debt crisis in Greece
New Zealand Dollar	Increase	Speculation that the interest rate gap will narrow between New Zealand and Australia
Euro	Decrease	Concerns that European nations will be unable to decide on a timely solution for the ailing credit situation within the Eurozone

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude Oil	Decrease	U.S. dollar strength
Natural Gas	Decrease	Elevated natural gas supplies and unusually warm weather in the U.S.

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
European equity markets	Increase	Positive earnings forecasts for several large European firms
North American equity markets	Increase	Decision to keep interest rates unchanged and passing of new bill designed to help improve the U.S. unemployment situation
Nikkei 225	Increase	Monetary easing by the Bank of Japan

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury Bonds	Increase	Increased risk aversion preceding the Federal Open Market Committee meeting
Eurodollar and Euribor markets	Decrease	Speculation that short-term rates will go up in the near future

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Gold	Increase	Increased demand for safer assets
Nickel	Increase	Supply concerns stemming from problems at key Canadian and Australian production facilities

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.